Exhibit 5.2

Osler, Hoskin & Harcourt LLP Suite 2500, TransCanada Tower 450 – 1st Street S.W. Calgary, Alberta, Canada T2P 5H1 403.260.7000 MAIN 403.260.7024 FACSIMILE

Calgary Toronto Montréal Ottawa New York	January 22, 2018
Re: Husky Energy Inc. – Registration Statement on Form F-10
We refer to the registration statement on Form F-10 (the “Registration Statement”) to be filed by Husky Energy Inc. (the “Corporation”) with the U.S. Securities and Exchange Commission.

We hereby consent to all references to this firm in the Registration Statement, including the references in the Registration Statement under the captions “Enforceability of Judgments”, “Legal Matters” and “Documents Filed as Part of the Registration Statement”.

Yours very truly,
OSLER, HOSKIN & HARCOURT LLP
/s/ Osler, Hoskin & Harcourt LLP